UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2010

ZYGO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12944 (Commission File Number)	06-0864500 (IRS Employer Identification No.)

Laurel Brook Road Middlefield, Connecticut (Address of principal executive offices)	06455-0448 (Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2010, Zygo Corporation (“Zygo”), Zygo Richmond Corporation, a wholly-owned subsidiary of Zygo (“Zygo Richmond”), and ASML US, Inc. (“ASML US”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement), providing for Zygo Richmond’s acquisition of substantially all of the assets of the Richmond, California operations of ASML US (the “Acquired Assets”), including real estate, manufacturing equipment and intellectual property used in ASML US’s Richmond, California operations. The Asset Purchase Agreement provides for the purchase price of the Acquired Assets to be their net book value, which Zygo currently estimates to be approximately $7 million to $10 million, including work-in-process inventory.

The closing of the acquisition, which is expected to occur in mid-November 2010, is subject to certain closing conditions.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are filed herewith and the following list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title
99.1	Press release, dated October 27, 2010, announcing execution of the Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: November 2, 2010

By: /s/ John A. Tomich

Name: John A. Tomich

Title: Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release, dated October 27, 2010, announcing execution of the Asset Purchase Agreement.